EXHIBIT 4.2


Warrant No.:  ______                               Number of Shares:  __________

Date of Issuance:  April 22, 2005


                                GERON CORPORATION

                         COMMON STOCK WARRANT AGREEMENT


Geron Corporation (the "Company"), for value received, hereby certifies that __________________________________ or their registered assignee (in accordance with Section 3 below) (the "Registered Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at any time after the date hereof and on or before the Expiration Date (as defined in Section 5 below), up to _________________________ (__________) shares of Common Stock of the Company, as adjusted from time to time pursuant to the terms of this Common Stock Warrant Agreement ("Warrant"), at a purchase price of $7.95 per share. The shares purchasable upon exercise of this Warrant are hereinafter referred to as the "Warrant Stock." The exercise price per share of Warrant Stock is hereinafter referred to as the "Purchase Price." This Warrant is one of a series of warrants issued pursuant to that certain Common Stock Purchase Agreement dated as of the date hereof, by and among the Company and the Investors listed on the execution pages thereof (the "Purchase Agreement").

     1.    EXERCISE.

         (a) MANNER OF EXERCISE. This Warrant may be exercised by the Registered Holder, in whole or in part, by surrendering this Warrant, with the purchase form appended hereto as Exhibit A duly executed by such Registered Holder or by such Registered Holder's duly authorized attorney-in-fact, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full by cash, check or wire transfer of the Purchase Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise.

         (b) EFFECTIVE TIME OF EXERCISE. The exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company, with payment of the applicable Purchase Price, as provided in Section 1(a) above. At such time, the person or persons in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise as provided in Section 1(c) below shall be deemed to have become the holder or holders of record of the Warrant Stock represented by such certificates.

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         (c) DELIVERY TO REGISTERED HOLDER. As soon as practicable after the exercise of this Warrant, and in any event within ten (10) business days thereafter, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of shares of Warrant Stock to which such Registered Holder shall be entitled. If the Registered Holder exercises in part and only purchases a portion of the shares covered by this Warrant, the Company shall execute and deliver a new Warrant of like tenor for the balance of the shares of Common Stock of the Company covered by this Warrant.

     2.    CERTAIN ADJUSTMENTS.

         (a) SALES, MERGERS AND CONSOLIDATIONS. If at any time there shall be a sale, merger or consolidation of the Company with another corporation or a transfer or sale of all or substantially all of the capital stock or assets of the Company, then, as a part of such merger or consolidation, lawful provision shall be made so that the Registered Holder shall thereafter be entitled to receive upon exercise of this Warrant during the period specified in this Warrant and upon payment of the Purchase Price, the number of shares of stock or other securities or property of the Company or the successor corporation resulting from such merger or consolidation, to which a holder of the Common Stock deliverable upon exercise of this Warrant would have been entitled under the provisions of the agreement in such merger or consolidation if this Warrant had been exercised immediately before that merger or consolidation. In any such case, appropriate adjustment (as reasonably determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Registered Holder after the merger or consolidation to the end that the provisions of this Warrant (including adjustment of the Purchase Price then in effect and the number of shares of Warrant Stock) shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

         (b) SPLITS, SUBDIVISIONS AND DIVIDENDS. In the event the Company should at any time or from time to time fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of the holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as the "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such distribution, split or subdivision if no record date is fixed), the per share Purchase Price shall be appropriately decreased and the number of shares of Warrant Stock shall be appropriately increased in proportion to such increase (or potential increase) of outstanding shares.

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         (c) COMBINATION OF SHARES. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, the per share Purchase Price shall be appropriately increased and the number of shares of Warrant Stock shall be appropriately decreased in proportion to such decrease in outstanding shares.

         (d) ADJUSTMENT CERTIFICATE. When any adjustment is required to be made in the securities issuable upon exercise of this Warrant, the Company shall mail to the Registered Holder a certificate setting forth a statement of the facts requiring such adjustment. Such certificate shall also set forth the kind and amount of stock or other securities or property into which this Warrant shall be exercisable following the occurrence of any of the events specified in this
Section 2.

     3.    TRANSFER RESTRICTIONS; REPRESENTATIONS.

         (a) The Registered Holder has entered into a Lock-up Agreement with the Company dated as of the date hereof, in such form as attached to the Purchase Agreement (the "Lock-up Agreement"). The Registered Holder has full right, power, authority and capacity to enter into the Lock-up Agreement. The Lock-up Agreement constitutes a valid and binding obligation of the Registered Holder and enforceable against the Registered Holder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, liquidation or similar laws relating to, or affecting generally, the enforcement of creditor's rights and remedies or by other equitable principles of general application from time to time in effect.

         (b) This Warrant and the Warrant Shares shall be subject to the Lock-up Agreement. The Registered Holder acknowledges that, to the extent applicable, each certificate evidencing the Warrant Shares shall be endorsed with a legend that states that the Warrants Shares are subject to the Lock-up Agreement.

         (c) Subject to the provisions of Section 3(a) and 3(b) hereof, this Warrant and all rights hereunder are transferable in whole or in part upon surrender of the Warrant with a properly executed assignment (in the form of Exhibit B hereto) at the principal office of the Company.

         (d) The Company will maintain a register containing the names and addresses of the Registered Holder(s) of this Warrant. Any Registered Holder may change such Registered Holder's address as shown on the warrant register by written notice to the Company requesting such change.

         (e) The Company hereby represents and warrants to the Registered Holder as follows:

              (i) The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

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              (ii) The Company has requisite corporate right, power and
authority (including the due authorization by all necessary corporate action) to enter into this Warrant and to perform its obligations hereunder without the need for the consent of any other person; and this Warrant has been duly authorized, executed and delivered and constitutes legal, valid and binding obligations of the Company enforceable against it in accordance with the terms hereof. The execution, delivery and performance of this Warrant by the Company do not contravene or violate any laws, rules or regulations applicable to it.

              (iii) The Company has taken such corporate action as is necessary or appropriate to enable it to perform its obligations hereunder, including, but not limited to, the issuance, sale and delivery of the Warrant.

              (iv) The Warrant Stock, when issued and paid for in compliance with the provisions of this Warrant, will be validly issued, fully paid and non-assessable.

     4. NO IMPAIRMENT. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to fulfill its obligations hereunder.

     5. TERMINATION. This Warrant (and the right to purchase securities upon exercise hereof) shall terminate upon the fifth anniversary of the Date of Issuance (the "Expiration Date").

     6. NOTICES OF CERTAIN TRANSACTIONS. In the event that:

         (a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

         (b) the Company shall effect any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company, or

         (c) the Company voluntarily or involuntarily dissolves, liquidates or winds-up its business or affairs, then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, and (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is expected to take place, and the record date for determining shareholders entitled to vote thereon. Such notice shall be mailed at least ten (10) calendar days prior to the record date or effective date for the event specified in such notice.

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     7. RESERVATION OF STOCK. The Company shall at all times reserve and keep available, solely for the issuance and delivery upon the exercise of this Warrant, such shares of Warrant Stock or other stock or securities, as from time to time shall be issuable upon the exercise of this Warrant.

     8. EXCHANGE OF WARRANTS. Upon the surrender by the Registered Holder of any Warrant, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 3(c) hereof, issue and deliver, at the Company's expense, a new warrant in a form substantially similar to this Warrant, in the name of such Registered Holder or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face thereof for the number of shares of Common Stock called for on the face of the Warrant so surrendered.

     9. REPLACEMENT OF WARRANTS. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, upon delivery of an indemnity agreement, with surety if reasonably required, in an amount reasonably satisfactory to the Company, or, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new warrant in a form substantially similar to this Warrant.

     10. MAILING OF NOTICES. Any notice required or permitted by this Warrant shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by a nationally-recognized delivery service (such as Federal Express or UPS) or confirmed facsimile, or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth on the books of the Company or as subsequently modified by written notice.

     11. NO RIGHTS AS STOCKHOLDER. Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company (including without limitation the right to notification of stockholder meetings or the right to receive any notice or other communication concerning the business or affairs of the Company).

     12. NO FRACTIONAL SHARES. No fractional shares of Common Stock will be issued in connection with any exercise hereunder.

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     13. AMENDMENT OR WAIVER. Any term of this Warrant may be amended or waived only by an instrument in writing signed by the Company and the Registered
Holder.

     14. HEADINGS. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

     15. SUCCESSORS AND ASSIGNS. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Registered Holder and their respective permitted successors and assigns (in the case of the Registered Holder, in accordance with Section 3(c) hereof).

     16. GOVERNING LAW. This Warrant shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law thereof.



                                 GERON CORPORATION


                                 By:
                                    -----------------------------------------

                                 Name: David L. Greenwood
                                 Title: Chief Financial Officer
                                 Address: Geron Corporation
                                 230 Constitution Drive
                                 Menlo Park, CA 94025

                                 Dated:  April 22, 2005



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                                    EXHIBIT A

                                  PURCHASE FORM


To:      GERON CORPORATION

Date:    ___________________

         The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby irrevocably elects to purchase shares of the Common Stock covered by such Warrant and herewith makes payment of $___________, representing the full purchase price for such shares at the price per share provided for in such Warrant or any adjustment certificate delivered pursuant to section 2(d) of the Warrant.

The undersigned hereby affirms and acknowledges the investment representations and warranties made in the Warrant are true and correct as of the date hereof, and accepts such shares subject to the restrictions set forth in the Warrant, copies of which are available from the Secretary of the Company.


Signature:  _______________________________________

Name:

Title:

Address:


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                                    EXHIBIT B

                                 ASSIGNMENT FORM



FOR VALUE RECEIVED, ___________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of shares of Common Stock covered thereby set forth below, unto:

NAME OF ASSIGNEE           ADDRESS                   No. OF SHARES








Signature:  _______________________________________


Witness:  ________________________________________


Dated:  _____________________